Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Dynamic Materials Corporation for the registration of 5,926,982 shares of its common stock and to the incorporation by reference therein of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedules of Dynamic Materials Corporation, Dynamic Materials Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Dynamic Materials Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------

Denver, Colorado
March 24, 2006